UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

URBAN BARNS FOODS INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on November 1, 2012, the Board of Directors of Urban Barns Foods Inc., a Nevada corporation (the "Company"), appointed Leo Benne as the Chief Agriculture Technology Officer. Mr. Benne is responsible for product choice and quality control and overall training of the "Green Thumb" employees at the Company. All local "Urban Barn Green Thumbs" report directly to Mr. Benne at the International Home Office.

Biography

For the past twenty years, Mr. Benne has been employed by Bevo Agro Ltd., a 40-acre leading edge controlled environment agriculture facility ("Bevo Agro"). Mr. Benne is currently the president of Bevo Agro. Previously, Mr. Benne had been the Chief Operations Officer of Bevo Agro. Bevo Agro is listed on the Toronto Venture Exchange under the symbol "BVO".

Mr. Benne gained advanced knowledge of modern horticultural methods at Rijks Middlebare Tuinbouw School in Holland. With extensive experience in the application of computer technology to the production of healthy, high-yield plants, Mr. Benne has been a key figure in the development of Bevo Agro Ltd. Mr. Benne is a hands on executive at Bevo Agro overseeing every stage of its operations from planting to shipping.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Urban Barns Foods Inc. (Registrant)

Date: January 14, 2013	By:	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director

3